Exhibit 4



                           UNDERWRITERS RE GROUP, INC.
                             1997 STOCK OPTION PLAN


1.   DEFINITIONS.

          In this Plan, except where the context otherwise indicates, the following definitions apply:

           a.  "Alleghany" means Alleghany Corporation, a Delaware corporation.

           b. "Board" means the Board of Directors of the Corporation.

           c. "Code" means the Internal Revenue Code of 1986, as amended.

           d. "Committee" means the compensation committee of the Board, consisting of directors who are not employees of the Corporation or a Subsidiary.

           e. "Common Stock" means the common stock, par value $1.00 per share, of Alleghany.

           f. "Corporation" means Underwriters Re Group, Inc., a Delaware corporation, and any successor thereto.

           g. "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option in accordance with the terms of
Article 6.

           h. "Date of Grant" means the date on which an Option is granted pursuant to the terms of the Plan.

           i. "Date of Grant of the Predecessor Option" means the date on which a Predecessor Option was granted pursuant to the terms of the 1993 Stock Option Plan of the Corporation.

           j. "Exchange Rate" means .191264368 share of Alleghany Common Stock issuable under the Option for each share of common stock of the Corporation issuable under the Predecessor Option, which Exchange Rate is calculated by dividing (i) $45.76 as the Adjusted Book Value (as defined in the Stock Purchase Related Agreement dated as of July 28, 1993, as amended, among Alleghany and certain management employees and former management employees of the Corporation) of the shares of URG Common Stock as of August 31, 1997; by (ii) $239.25 as the value of a share of the Alleghany Common Stock, which is the sum of the average of the high and low sales prices of such Common Stock on each of the ten trading days ending on August 31, 1997 divided by ten.

           k. "Fair Market Value" means the mean of the high and low sales prices of Alleghany Common Stock on the relevant date as reported on the New York Stock Exchange, or, if no sale is made on such date, the average of the mean of the high and low sales prices of Alleghany Common Stock on the next preceding day and the next succeeding day on which such sales were made as reported on the New York Stock Exchange.

           l. "Management Employee" means those key employees or former key employees of the Corporation listed in Appendix I to the Plan.

           m. "Option" means an option to purchase shares of Alleghany Common Stock granted in accordance with the terms of Article 5.

           n. "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

           o. "Option Price" means the price per share of Alleghany Common Stock at which an Option may be exercised. The Option Price shall be determined by dividing the price per share of URG Common Stock at which the Predecessor Option to an Option may be exercised by the Exchange Rate.

           p. "Optionee" means a Management Employee to whom an Option has been granted.

           q. "Permanent disability" means the inability of the Optionee, as a result of physical or mental illness or incapacity, to perform his duties with the Corporation or a Subsidiary for a period of four consecutive months or for an aggregate of more than six months in any twelve-month period.

           r. "Predecessor Option" to an Option means the option to purchase shares of URG Common Stock granted under the 1993 Stock Option Plan of the Corporation which is exchanged for such Option and cancelled prior to the issuance of such Option.

           s.  "Plan" means the Underwriters Re Group, Inc. 1997 Stock Option
Plan.

           t. "Subsidiary" means a corporation at least 50 percent of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

           u. "URG Exchange Offer" means the offer by URG, pursuant to an offering statement and letter of transmittal, to Management Employees to exchange Predecessor Options for Options, with each Option representing a right to purchase the number of shares of Alleghany Common Stock equal to the number of shares of URG Common Stock issuable upon exercise of the Predecessor Option being exchanged therefor multiplied by the Exchange Rate (such result to be rounded up to the nearest whole share of Alleghany Common Stock).

           v. "URG Common Stock" means the common stock, par value $.01 per share, of the Corporation.

2.    PURPOSE.

           The Plan is intended to provide Options in substitution for Predecessor Options, for the purposes of eliminating minority interests in the Corporation and providing a more marketable security to the Management Employees.

3.    ADMINISTRATION.

           The Plan shall be administered by the Committee. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

           a.  to construe and interpret the Plan and the Option Agreements;

           b. to provide for income tax withholding, including, without limitation, through retention of shares of Alleghany Common Stock otherwise issuable upon the exercise of an Option or by delivery of shares of Alleghany Common Stock to the Corporation by the Optionee, to the extent and under such terms and conditions as the Committee deems appropriate; and

           c. to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

           Any determinations made or actions taken by the Committee pursuant to the Plan shall be binding and final.

4.   ELIGIBILITY.

           Options may be granted only to Management Employees.

5.   AWARDS.

           a. Options shall be granted under the Plan only to Management Employees in accordance with the URG Exchange Offer.

           b. Options shall be forfeited by the Optionee to the extent not exercisable upon termination of the Optionee's employment with the Corporation or a Subsidiary for any reason.

           c. Options shall expire if not exercised prior to the earliest of (i) the tenth anniversary of the Date of Grant of the Predecessor Option, (ii) three months after termination of the Optionee's employment with the Corporation or a Subsidiary for any reason except death or permanent disability (or, in the event that the Optionee is a former employee of the Corporation on the Date of Grant of the Option, no more than three months after such Date of Grant), and (iii) one year after termination of the Optionee's employment with the Corporation or a Subsidiary by reason of death or permanent disability.

           d. The Option Price may be paid in cash, shares of Alleghany Common Stock valued at the Fair Market Value thereof on the Date of Exercise, or a combination of cash and shares of Alleghany Common Stock so valued.

           e. No Option  may be  granted  as an  incentive  stock  option  under
Section 422 of the Code.

           f. Each grant of Options under the Plan shall be evidenced by an Option Agreement substantially in the form of Appendix II to the Plan, and shall be executed by the Chairman and Chief Executive Officer or by any Vice President, however designated, of the Corporation and by the Optionee.

           g. Subject to the terms of the Plan, all other terms of Options shall be as determined by the Committee in its sole discretion and Options shall contain such other conditions, not inconsistent with the foregoing, as may be determined by the Committee.

6.   EXERCISE.

           An Option may, subject to the provisions of the Option Agreement under which it was granted, be exercised in whole or in part by delivery to the Corporation of written notice of exercise, in such form as the Committee may prescribe, accompanied by full payment for the shares of Alleghany Common Stock with respect to which such Option is exercised.

7.   RESTRICTIONS ON TRANSFER AND EXERCISE.

           Options shall be subject to such restrictions on transfer and exercise as provided in the Option Agreement.

8.   CAPITAL ADJUSTMENTS.

           The number and class of shares of Alleghany Common Stock subject to each Option and the Option Price thereof shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by Alleghany, subject to the approval of the Compensation Committee of the Board of Directors of Alleghany.

9.   TERMINATION AND AMENDMENT.

           The Board shall have the power to terminate the Plan and to amend it in any respect, provided that no such termination or amendment shall adversely affect the rights or obligations of an Optionee with respect to any Option previously granted under the Plan.

10.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

           Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Options or accept the surrender of outstanding Options (to the extent not theretofore exercised) granted under the Plan and authorize the granting of new Options in substitution therefor on such terms consistent with the Plan as the Committee may specify; PROVIDED, HOWEVER, that no modification of an Option granted under the Plan shall, without the consent of the Optionee, alter or impair any of such Optionee's rights or obligations.

11.  INDEMNIFICATION OF COMMITTEE.

           In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, to the fullest extent permitted under applicable law.

12.  GENERAL PROVISIONS.

           a. The establishment of the Plan shall not confer upon any Management Employee any legal or equitable right against the Corporation, any Subsidiary, Alleghany or the Committee, except as expressly provided in the Plan.

           b. The Plan does not constitute inducement or consideration for the employment or service of any Management Employee, nor is it a contract between the Corporation, any Subsidiary or Alleghany and any Management Employee. Participation in the Plan shall not give a Management Employee any right to be retained in the service or employ of the Corporation, any Subsidiary or Alleghany.

           c. The interests of any Management Employee under the Plan or any Option are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

           d. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

                                                                      Appendix I

                              MANAGEMENT EMPLOYEES

                                Dennis E. Arnold

                                 Mark A. Bennett

                              Theodore A. Blundell

                                Denise A. Coleman

                                 Thomas A. Dean

                               Stuart M. de Haaff

                                  Todd J. Hess

                                  F. Paul Japp

                                 Russell T. John

                              Stephen C. Kolakowski

                                    Judy Mann

                                   Nancy Moore

                                Steven H. Newman

                                Harry Petru, Jr.

                                Edward D. Santos

                                  Pamela Taylor

                                                                     Appendix II

                           UNDERWRITERS RE GROUP, INC.

                       Nonstatutory Stock Option Agreement
                                      Under
                             1997 Stock Option Plan


Option No:

Optionee:

Date of Grant:

Option Price:

Number of Shares of
Alleghany Common Stock:

1. DEFINITIONS. This Option Agreement evidences the grant of an Option under the 1997 Stock Option Plan (the "Plan") adopted by Underwriters Re Group, Inc. (the "Corporation"). All terms used in this Option Agreement which are not defined herein shall have the meanings given to them in the Plan.

2. GRANT OF OPTION. Pursuant to the Plan and subject to the terms and conditions of this Option Agreement, the Corporation hereby grants to _______ (the "Optionee") the right ("Option") to purchase _____ shares of common stock, par value $1.00 per share ("Common Stock"), of Alleghany Corporation ("Alleghany") from the Corporation at the purchase price of $_____ per share (the "Option Price"), as the same may be adjusted from time to time pursuant to the terms of the Plan. This Option has been granted pursuant to the URG Exchange Offer in exchange for Predecessor Option No. ____ granted on ____________.

3. SUBJECT TO THE PLAN. The Option evidenced by this Option Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof.

4.   TERMS OF THE OPTION.

     (a) TYPE OF OPTION. The Option is intended to be a nonstatutory stock option, and is not an incentive stock option within the meaning of section 422 of the Code.

     (b) OPTION PERIOD. The Option may be exercised with respect to full shares of Alleghany Common Stock (and no fractional shares shall be issued) as follows:

           (i) the Option shall not be exercisable until one year after the Date of Grant of the Predecessor Option;

           (ii) the Option shall be exercisable with respect to 25% of the shares of Alleghany Common Stock subject to such Option beginning one year after the Date of Grant of the Predecessor Option;

           (iii)the Option shall be exercisable with respect to a cumulative maximum of 50% of the shares of Alleghany Common Stock subject to such Option beginning two years after the Date of Grant of the Predecessor Option;

           (iv) the Option shall be exercisable with respect to a cumulative maximum of 75% of the shares of Alleghany Common Stock subject to such Option beginning three years after the Date of Grant of the Predecessor Option;

           (v) the Option shall be fully exercisable beginning four years after the Date of Grant of the Predecessor Option;

           (vi) the Option shall be forfeited by the Optionee to the extent not exercisable upon termination of the Optionee's employment with the Corporation or a Subsidiary for any reason; and

          (vii) the Option shall expire if not exercised prior to the earliest of (1) the tenth anniversary of the Date of Grant of the Predecessor Option, (2) three months after termination of an Optionee's employment with the Corporation or a Subsidiary for any reason except death or permanent disability (or, in the event that the Optionee is a former employee of the Corporation on the Date of Grant of the Option, no more than three months after such Date of Grant), and (3) one year after termination of an Optionee's employment with the Corporation or a Subsidiary by reason of death or permanent disability. For purposes hereof, the term "permanent disability" means the inability of the Optionee, as a result of physical or mental illness or incapacity, to perform his duties with the Corporation or a Subsidiary for a period of four consecutive months or for an aggregate of more than six months in any twelve-month period.

5.   RESTRICTIONS ON THE TRANSFER OF OPTIONS.

      The Optionee shall not, and no action taken by the Optionee shall be effective to, directly or indirectly, sell, distribute, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Option or any interest therein (all of which acts shall be deemed included in the term "transfer" as used in this Option Agreement), except that transfer of the Option is permitted (i) to the Corporation or Alleghany upon their consent, or (ii) to the Optionee's executors, administrators, testamentary trustees, legatees or beneficiaries (collectively, the "Optionee's Estate") upon the Optionee's death, provided that the Optionee's Estate agrees to be bound by the terms of this Option Agreement.

6.   EXERCISE.

     (a) NOTICE. The Option shall be exercised, in whole or in part, by the delivery to the Corporation of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by (i) full payment of the Option Price with respect to that portion of the Option being exercised, and (ii) full payment of any amounts required to be withheld pursuant to applicable income tax laws in connection with such exercise. The date that such notice is received by the Corporation shall be the Date of Exercise of such Option. Until the Committee notifies the Optionee to the contrary, the form attached to this Option Agreement as Exhibit A shall be used to exercise the Option.

     (b) PAYMENT OF THE OPTION PRICE. Upon exercise of the Option, in whole or in part, the Optionee may pay the Option Price in cash, by delivering duly endorsed certificates representing whole shares of Alleghany Common Stock having a Fair Market Value on the Date of Exercise equal to that portion of the Option Price being paid by delivery of such shares, or through a combination of cash and shares of Alleghany Common Stock so valued.

     (c) PAYMENT OF WITHHOLDING. An Optionee may elect in the notice of exercise to satisfy applicable income tax withholding requirements by payment of cash or, subject to such terms and conditions as the Committee may from time to time establish, through retention by the Corporation of shares of Alleghany Common Stock otherwise issuable upon exercise of the Option or by delivery to the Corporation of previously acquired shares of Alleghany Common Stock.

     (d) EFFECT. The exercise, in whole or in part, of the Option shall cause a reduction in the number of unexercised shares of Alleghany Common Stock equal to the number of shares of Alleghany Common Stock with respect to which the Option is exercised.

7. RESTRICTIONS ON THE EXERCISE OF OPTIONS. Notwithstanding any other provision of this Option Agreement, the Optionee agrees, for such Optionee and such Optionee's Estate, that the Option may not be exercised at any time that Alleghany does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of shares of Alleghany Common Stock to the Optionee under the Plan, unless the Optionee furnishes to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that such registration is not required, or unless the Corporation agrees to permit such exercise. The Optionee further agrees, for such Optionee and such Optionee's Estate, that, upon the issuance of any shares of Alleghany Common Stock upon the exercise of the Option, such Optionee or such Optionee's Estate will, upon the request of the Corporation, agree in writing that such Optionee or such Optionee's Estate is acquiring such shares for investment only and not with a view to resale.

8. RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares of Alleghany Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Option Agreement. Except as the Committee may determine pursuant to the terms of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9. EMPLOYMENT. Neither the granting of the Option evidenced by this Option Agreement nor any term or provision of this Option Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Corporation, a Subsidiary or Alleghany to employ the Optionee for any period.


           IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be signed on its behalf effective as of the Date of Grant.

                                   UNDERWRITERS RE GROUP, INC.



                                   By:___________________________

Accepted and agreed to as of
the Date of Grant:


_____________________________
Optionee

                                                                       Exhibit A


                               EXERCISE OF OPTION

Secretary
Underwriters Re Group, Inc.

          The undersigned Optionee under the Nonstatutory Stock Option Agreement identified as Option No. ____ (the "Option Agreement"), granted pursuant to the Underwriters Re Group, Inc. 1997 Stock Option Plan (the "Plan"), hereby irrevocably elects to exercise the Option granted in the Option Agreement to purchase ____ shares of common stock, par value $1.00 per share, of Alleghany Corporation, and herewith makes payment of the option price of $_______ in the form of _______ [cash, shares, cash plus shares (indicate amount of each)].

          [IF APPLICABLE, INCLUDE] [In addition, the undersigned hereby elects to have the income tax withholding requirements imposed upon this exercise of the Option met by _________ [retention of shares otherwise issuable upon such exercise, delivery of shares, or both (indicate amount of each)].



                                   Signature of Optionee:_________________

                                   Date:__________________________________



                                   Received by Underwriters Re Group Inc.

                                   By:____________________________________

                                   Date of Receipt:_______________________








Note: Shares  being  delivered in payment of all or any part of the option price
      or  income  tax  withholding   requirements   must  be  represented  by  a
      certificate or certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.